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                            [MILLER, NASH, WIENER,
                         HAGER & CARLSEN LETTERHEAD]




                                August 23, 1995


                                                                       Exhibit 5


U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

                 Subject: Registration Statement on Form S-4


Ladies and Gentlemen:

                 Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed by U. S. Bancorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 56,196,927 shares of the Company's common stock, $5 par value (the "Shares"), to be issued in connection with the merger (the "Merger") between the Company and West One Bancorp as described in the Registration Statement.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for our opinion set forth herein.

                 Based on the foregoing, it is our opinion that:

                 1. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon.

                 2. When the Shares have been issued in the Merger in the manner contemplated by the Registration Statement, while the Registration Statement is effective and in compliance with applicable state securities laws, the Shares will be validly issued, fully paid, and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Joint Proxy

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MILLER, NASH, WIENER
HAGER & CARLSEN


U. S. Bancorp                       - 2 -                      August 23, 1995



Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ MILLER, NASH, WIENER, HAGER & CARLSEN